Multiband Announces 2010 Fourth Quarter and Year End Record Results

Full year EBITDA was record $21.8 million, up 474% from $3.8 million in 2009
Income from operations increased to $13.7 million from a loss of $(7.2) million in year-ago period
EPS (Earnings Per Share-Basic) at $1.32
EPS (Diluted) at $0.92
Income Before Taxes Totals $9.6 Million or $0.96 Per Share

March 31, 2011 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the fourth quarter and year ended December 31, 2010.

Financial Highlights
•	Fourth quarter revenues were up 4% to $70.6 million compared to $68.0 million for the quarter ended December 31, 2009.
•	Full year 2010 gross margin increased by to 30% compared to 23% for the year-ago period.
•	Operating income for the year increased to $13.7 million compared to operating loss of $(7.2) million in the year-ago period.
•	EPS (Earnings Per Share-Basic) was $1.32 based upon 10.0175 million shares outstanding.
•	EPS (Diluted) was $0.92 based upon 15.681 million shares outstanding.
•
EBITDA, a non-GAAP measure, was $21.8 million for the full year 2010, up $18.0 million from $3.8 million in 2009.  Fourth quarter 2010 EBITDA was $5.4 million, up 32% compared to $4.1 million in the fourth quarter of 2009.

•	Net Income Before Taxes was $9.6 million, up from a loss of $11.0 million a year ago, an improvement of $20.6 million.
•
2010 net income for the quarter was $12.1 million, or $1.18 net income per share, which included an $8.9 million income tax benefit, compared to net income of $513,000, or $0.05 per share in the year-ago period.  Full year net income increased to $14.7 million, or $1.47 per share which included a $5.1 million income tax benefit, compared to net loss of $(10.0) million or $(1.17) per share in the same period of 2009.

Fourth Quarter 2010 Financials

Revenues for the three month period ended December 31, 2010 increased 1.0% sequentially to $70.6 million from $69.9 million in third quarter 2010 and increased 3.8% compared to $68.0 million for the quarter ended December 31, 2009.

Fourth quarter 2010 gross margins improved to 30.4% compared to 28.4% for the year-ago period and increased from 29.3% in third quarter 2010 driven by efficiencies at the Company’s HSP segment including improved installation procedures, inventory controls, fleet management, and other operating metrics.

Selling, general and administrative expenses for the fourth quarter increased 4.7% to $15.5 million (22.0% of revenues) from $14.8 million (21.8% of revenues) in the same period last year.

Operating income was $4.2 million for the quarter ended December 31, 2010 doubling the operating income of $2.1 million in the same period last year.

EBITDA, a non-GAAP measure, was $5.4 million for the fourth quarter of 2010, a 32% improvement from $4.1 million in the fourth quarter of 2009.

In the fourth quarter of 2010, the Company generated net income attributable to common stockholders of $11.7 million, or $1.14 per basic share and $0.73 per diluted share, which included an $8.9 million income tax benefit, compared to net income of $357,000, or $0.04 per basic and $0.03 per diluted share in the year-ago period.

YTD 2010 Financial Results

Revenues for the year ended December 31, 2010 decreased 1.3% to $265.6 million from $269.0 million for the year ended December 31, 2009. Gross margins for the year improved to 29.9% compared to 22.8last year.

Operating income was $13.7 million for the year ended December 31, 2010 compared to an operating loss of $(7.2) million in the same period last year. The Company generated net income attributable to common stockholders of $13.2 million, or $1.32 per basic and $0.91 per diluted share, which included a $5.1 million income tax benefit, compared to a net loss of $(10.0) million or $(1.04) per basic and diluted share in the same period of 2009. EBITDA, a non-GAAP measure, was a record $21.8 million for the full year of 2010, a 474% improvement from $3.8 million in the same period in 2009.

The Company generated approximately $11.8 million in operating cash flow for the year ended December 31, 2010 compared to cash used in operating activities of $(3.9) million in the same period last year, which resulted in a 57.0% improvement in the working capital deficit to $12.3 million as of the end of 2010 from $28.6 million as of the end of 2009. We had $1.2 million in cash and cash equivalents as of December 31, 2010 compared to $2.2 million at December 31, 2009. The reduction in cash was a direct result of tax planning strategies employed to reduce current year taxable income.  Specifically, the Company  accelerated the payment of amounts related to litigation settled in late 2009 and several other  expenses totaling approximately $4 million, resulting in favorable tax treatment.

James L. Mandel, CEO of Multiband, commented, “We delivered another exceptionally strong quarter and full year of profitability as well as sequential revenue growth and profitability which has accelerated the momentum from the platform we have created in the last two years. The operating efficiencies in our expanded platform continued to contribute to the significant year over year EBITDA, which grew to $5.4 million for the three months ended December 31, 2010 and $21.8 million for the full year. In addition, gross margins, operating and net income expanded significantly.”

Mr. Mandel continued, “For the fourth quarter, MDU revenues were up 15.6% sequentially from the third quarter of 2010 and was the highest quarterly revenue amount since the second quarter of 2009.  This reflects heightened activity in our MDU fulfillment operations associated with DIRECTV owned and operated projects. In addition, the improvement in net income reflects increased HSP incentive revenue, improved inventory control and reduced technician training expense.

Mr. Mandel concluded, “We significantly strengthened our balance sheet over the year. Shareholders’ equity increased approximately 296%, to $20.2 million as of the end of December 31, 2010, from $5.1 million as of December 31, 2009.  We now enter 2011 with a stable platform capable of handling significantly higher amounts of activity, integration, and expansion.”

Conference Call Information

A conference call and live webcast will take place Thursday, March 31, 2011, at 11:00 a.m. Eastern Daylight Time.

Anyone interested in participating should call 1-877-941-1428 if calling within the United States or 1-480-629-9665 if calling internationally. There will be a playback available until April 7, 2011. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4426569 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00008344.

About Multiband Corporation

Multiband Corporation (Nasdaq: MBND) is the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), handling around 20% of all DIRECTV's installations, maintenance and upgrades for residents of single-family homes. Multiband is a full-service operator for a number of other providers within the footprint as well, offering solutions for watch, talk, surf and security, and is equipped with a retail store and an online store to strive to be a customer's "one source solution" for all electronic needs. Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic arrangements. Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

Statements about our future expectations are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow -

MULTIBAND CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(in thousands, except share and per share amounts)

	2010	2009	2008
REVENUES	$265,594	$268,994	$42,986

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	186,294	207,533	28,426
Selling, general and administrative	57,173	57,778	10,500
Depreciation and amortization	8,298	10,906	3,025
Impairment of assets	160	-	132

Total costs and expenses	251,925	276,217	42,083

INCOME (LOSS) FROM OPERATIONS	13,669	(7,223)	903

OTHER INCOME (EXPENSE)
Interest expense	(4,202)	(4,104)	(657)
Interest income	8	19	58
Management consulting income	-	-	2,366
Other income	103	337	59

Total other income (expense)	(4,091)	(3,748)	1,826

NET INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST IN SUBSIDIARIES	9,578	(10,971)	2,729

PROVISION(BENEFIT) FOR INCOME TAXES	(5,116)	406	1,132

NET INCOME (LOSS)	14,694	(11,377)	1,597

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST IN SUBSIDIARIES	-	(1,727)	652

NET INCOME (LOSS) ATTRIBUTABLE TO MULTIBAND CORPORATION AND SUBSIDIARIES	14,694	(9,650)	945
Preferred stock dividends	1,488	370	4,088
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,206	$(10,020)	$(3,143)

INCOME (LOSS) PER COMMON SHARE – BASIC	$1.32	$(1.04)	$(0.34)
INCOME (LOSS) PER COMMON SHARE – DILUTED	$0.91	$(1.04)	$(0.34)

Weighted average common shares outstanding – basic	10,016,717	9,665,316	9,302,570
Weighted average common shares outstanding – diluted	15,680,918	9,665,316	9,302,570

MULTIBAND CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(in thousands)

	2010	2009	2008

NET INCOME (LOSS)	$14,694	$(11,377)	$1,597

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during period	(5)	(39)	46

COMPREHENSIVE INCOME (LOSS) BEFORE NONCONTROLLING INTEREST IN SUBSIDIARIES	14,689	(11,416)	1,643

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST IN SUBSIDIARIES	-	(1,727)	652

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO MULTIBAND CORPORATION AND SUBSIDIARIES	$14,689	$(9,689)	$991

MULTIBAND CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

ASSETS
(in thousands)

	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$1,204	$2,240
Securities available for sale	2	7
Accounts receivable, net	17,223	14,336
Other receivable – related party	518	518
Inventories	11,066	8,561
Prepaid expenses and other	1,939	549
Current portion of notes receivable	6	6
Income tax receivable	3,133	-
Deferred tax asset – current	5,598	-
Total Current Assets	40,689	26,217
PROPERTY AND EQUIPMENT, NET	7,177	8,546
OTHER ASSETS
Goodwill	38,042	38,067
Intangible assets, net	17,435	22,677
Other receivable – related party – long term	352	1,011
Notes receivable – long-term, net of current portion	27	25
Deferred tax asset – long term	1,897	-
Other assets	6,049	2,988
Total Other Assets	63,802	64,768

TOTAL ASSETS	$111,668	$99,531

MULTIBAND CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share and liquidation preference amounts)

	2010	2009
CURRENT LIABILITIES
Line of credit	$49	$49
Short term debt	44	66
Related parties debt – short term	665	1,345
Current portion of long-term debt	-	228
Current portion of capital lease obligations	444	489
Accounts payable	26,997	28,008
Accrued liabilities	22,971	22,026
Deferred service obligations and revenue	1,822	2,602
Total Current Liabilities	52,992	54,813
LONG-TERM LIABILITIES
Accrued liabilities – long term	3,697	4,415
Long-term debt, net of current portion and original issue discount	4,931	4,853
Related parties debt - long-term, net of current portion and original issue discount	29,449	29,856
Capital lease obligations, net of current portion	356	491
Total Liabilities	91,425	94,428
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (14,171 shares issued and outstanding, $148,796 liquidation preference)	213	213
10% Class B (0 and 1,370 shares issued and outstanding, $0 and $14,385 liquidation preference)	-	14
10% Class C (112,000 and 112,880 shares issued and outstanding, $1,120,000 and $1,128,800 liquidation preference)	1,453	1,465
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (11,595 shares issued and outstanding, $115,950 liquidation preference)	48	48
6% Class H (1.23 and 1.25 shares issued and outstanding, $123,000 and $125,000 liquidation preference)	-	-
8% Class J (100 shares issued and outstanding, $10,000,000 liquidation preference)	10,000	10,000
15% Class E cumulative preferred stock, no par value, (195,000 and 220,000 shares issued and outstanding, $1,950,000 and $2,200,000 liquidation preference)	1,950	2,200
Common stock, no par value (10,305,845 and 9,722,924 shares issued and outstanding)	39,311	38,054
Stock subscriptions receivable	-	(26)
Stock-based compensation and warrants	47,504	46,572
Accumulated other comprehensive income – unrealized gain on securities available for sale	2	7
Accumulated deficit	(81,738)	(94,944)
Total Stockholders' Equity	20,243	5,103

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$111,668	$99,531

EBITDA Computation (2010, 1Q10 – 4Q10) (in thousands)

		2010	4Q10	3Q10	2Q10	1Q10
(i)	Net Income (Quarter)	$14,694	$12,095	$1,168	$2,395	$(964)
(ii)	Non Operating
	Gains/Losses	(400)	(612)	240	(322)	294
(iii)	Adjusted Net Income	$14,294	$11,483	$1,408	$2,073	$(670)
	(Sum of (i)minus (ii)
(iv)	Interest Expense	4,202	987	1,026	1,066	1,123
(v)	Depreciation & Amortization	8,457	1,849	2,027	2,145	2,436
(vi)	Taxes	$(5,116)	$(8,872)	$1,573	$1,983	$200
(vii)	EBITDA	$21,837	$5,447	$6,034	$7,267	$3,089
	iii + iv + v + vi

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide.  Since an outside investor may base its evaluation of the Company's performance based on the Company's net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP).  The most directly comparable GAAP reference in the Company's case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.
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